UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 7, 2025
Date of Report (date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On August 7, 2025 (the “Closing Date”), MillerKnoll, Inc., a Michigan corporation (the “Company”), entered into an Amendment No. 4 to Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company party thereto, the Lenders (as defined below) party thereto, Goldman Sachs Bank USA, as administrative agent for the Existing Term Loan B Facility (as defined below), collateral agent, resigning administrative agent for the Existing Term Loan B Facility, and resigning collateral agent (in such capacities, the “Resigning Agent”), and Wells Fargo Bank, National Association, as administrative agent for the Pro Rata Facilities (as defined below), successor administrative agent for the Refinanced Term Loan B Facility (as defined below), and successor collateral agent (in such capacities, the “Successor Agent”; together with the Resigning Agent, collectively, the “Agents”), which amends that certain Credit Agreement, dated as of July 19, 2021 (as amended prior to the Closing Date, the “Existing Agreement”; the Existing Agreement as amended by the Amendment, the “Credit Agreement”), among the Company, the lenders and other parties from time to time party thereto (the “Lenders”), and the Agents, which Existing Agreement provides for senior secured financing of $1,750.0 million, consisting of a term loan A facility (the “Existing Term Loan A Facility”) in an aggregate principal amount of $400.0 million, a term loan B facility (the “Existing Term Loan B Facility”) in an aggregate principal amount of $625.0 million and a revolving credit facility (the “Existing Revolving Credit Facility” in an aggregate principal amount of up to $725.0 million and including a letter of credit sub-facility of up to $50.0 million. The Existing Revolving Credit Facility and the Existing Term Loan A Facility are together the "Pro Rata Facilities".

The Amendment amended the Existing Agreement to, among other things, (i) refinance and extend the Existing Term Loan B Facility with a new term loan B facility (the “Refinanced Term Loan B Facility”) in an aggregate principal amount of $550.0 million and (ii) replace the Resigning Agent, in its capacities as administrative agent for the Existing Term Loan B Facility and collateral agent, with the Successor Agent, in its capacities as administrative agent for the Refinanced Term Loan B Facility and collateral agent. The Refinanced Term Loan B Facility and Pro Rata Facilities are together the “Senior Facilities”.

Proceeds of the loans borrowed under the Refinanced Term Loan B Facility on the Closing Date were used to repay the Existing Term Loan B Facility and to pay related fees and expenses. As of the Closing Date, after giving effect to the Refinanced Term Loan B Facility and all borrowings on the Closing Date, the Credit Agreement provided for Senior Facilities in an aggregate principal amount of $1,675.0 million. The Refinanced Term Loan B Facility had outstanding borrowings in an aggregate principal amount of $550.0 million.

The Senior Facilities are guaranteed by certain of the Company’s wholly owned domestic subsidiaries and are secured by substantially all assets of the Company and of each subsidiary guarantor, in each case subject to certain exceptions.

Borrowings under the Refinanced Term Loan B Facility bear interest at a rate per annum equal to, at the Company’s option, either (x)(1) Term SOFR or Daily Simple SOFR for loans denominated in U.S. dollars or (2) Daily SONIA for loans denominated in pounds sterling (in each case, subject to a 0.00% floor) (such loans, collectively, “RFR Loans”) or (y) a base rate (such loans, “ABR Loans”), in each case plus an applicable margin of, initially, 2.25% for RFR Loans and 1.25% for ABR Loans. The applicable margin for borrowings under the Refinanced Term Loan B Facility varies depending on the Company’s first lien secured net leverage ratio.

The Refinanced Term Loan B Facility matures on the seven-year anniversary of the Closing Date and amortizes in equal quarterly installments at the end of each calendar quarter, starting with the calendar quarter ending December 31, 2025, of 0.25% of the initial principal amount of the Refinanced Term Loan B Facility.

The Company may generally prepay outstanding loans under the Refinanced Term Loan B Facility at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to RFR Loans, provided, however, that prepayments of the Refinanced Term Loan B Facility in connection with certain “repricing events” resulting in a lower yield occurring at any time during the first six months after the Closing Date must be accompanied by a 1.00% prepayment premium.

The foregoing description of the Amendment, the Credit Agreement, and the Senior Facilities is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No. Description

4.1
Amendment No. 4 to Credit Agreement, dated as of August 7, 2025, by and among MillerKnoll, Inc., certain subsidiaries of MillerKnoll, Inc. party thereto, the lenders and other parties party thereto, Goldman Sachs Bank USA, as existing administrative agent for the term loan b facility, existing collateral agent, resigning administrative agent for the term loan b facility, and resigning collateral agent, and Wells Fargo Bank, National Association, as administrative agent for the pro rata facilities, successor administrative agent for the 2025 term loan b facility, and successor collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 11, 2025	MillerKnoll, Inc.
		By:	/s/ Jeffrey M. Stutz
Jeffrey M. Stutz Chief Financial Officer